UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On April 19, 2013, Lexington Realty Trust, which we refer to as the Trust, completed the previously announced redemption of all 6,200,000 outstanding shares of its 7.55% Series D Cumulative Redeemable Preferred Stock (NYSE: LXPPRD), which we refer to as the Series D Preferred Shares, at a cash redemption price of $25.00 per share, plus accumulated and unpaid dividends thereon up to and including the date of redemption in the amount of $0.099618 per share. Following the redemption, dividends with respect to the Series D Preferred Shares will cease to accrue and the shares will be delisted from the New York Stock Exchange. The total redemption price of $155,617,631.60 for the redemption of all Series D Preferred Shares was paid by the Trust primarily from $155,000,000 of additional borrowings under its unsecured credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: April 19, 2013	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer